                                                                    Exhibit 99.3

                               SANDISK CORPORATION

                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                      AMENDED AND RESTATED JANUARY 2, 2002

      I. PURPOSE OF THE PLAN

            This International Employee Stock Purchase Plan is intended to promote the interests of SanDisk Corporation by providing eligible employees of the Corporation's Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Corporation through the purchase of shares of the Corporation's common stock at periodic intervals with their accumulated payroll deductions.

            All share numbers in this document have been adjusted to reflect the 2-for-3 split of the Common Stock authorized by the Board on August 28, 1995 and the 2-for-1 split of Common Stock effected on February 22, 2000.

            Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

      II. ADMINISTRATION OF THE PLAN

            Each Foreign Subsidiary shall have responsibility to administer the Plan with respect to its Eligible Employees. Accordingly, the Plan shall, as to each Foreign Subsidiary, be separately administered by a committee (the "Plan Administrator") comprised of two (2) or more members of the senior management of that Foreign Subsidiary appointed from time to time by the SanDisk Board. The Plan Administrator for each Foreign Subsidiary shall have full authority to administer the Plan with respect to the Eligible Employees of that Foreign Subsidiary, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Plan Administrator shall be subject to ratification by the SanDisk Board and, when so ratified, shall be final and binding on all parties who have an interest in the Plan.

      III. STOCK SUBJECT TO PLAN

            A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued in the aggregate over the term of this Plan and the U.S. Plan shall not exceed Two Million Six Hundred Sixty-One Thousand Sixty-Two (2,661,062) shares. Such share reserve includes (i) the initial share reserve of 866,666 shares under the U.S. Plan approved by the stockholders in August 1995,
(ii) an additional 900,000 share increase authorized by the Board on February 10, 1997 and approved by the stockholders at the 1997 Annual Meeting, (iii) an additional 600,000 share increase authorized by the Board on December 17, 1998 and approved by the stockholders at the 1999 Annual Meeting and (iv) an additional Two Hundred Ninety-Four Thousand Three

Hundred Ninety-Six (294,396) shares added to the reserve pursuant to the automatic share increase effected in January 2002.. In no event shall more than 1,777,306 shares of Common Stock be issued in the aggregate under this Plan and the U.S. Plan after March 15, 1999.

            B. The number of shares of Common Stock available for issuance under the combined reserve of this Plan and the U.S. Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2002, by an amount equal to forty-three one hundredths of one percent (0.43%) of the shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 400,000 shares.

            C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable in the aggregate under this Plan and the U.S. Plan, (ii) the maximum number and/or class of securities by which the combined share reserve under this Plan and the U.S. Plan is to increase each calendar year pursuant to the provisions of
Section III.B, (iii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

      IV. OFFERING PERIODS

            A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

            B. Each Offering Period (other than the Initial Offering Period) shall have a duration of six (6) months. Offering Periods shall run from the first U.S. business day in February to the last U.S. business day in July each year and from the first U.S. business day of August each year to the last U.S. business day in January in the following year. However, the Initial Offering Period shall commence at the Effective Time and terminate on the last U.S. business day in January, 1997. During the Initial Offering Period, there shall be three (3) successive Purchase Intervals: the first shall run from the Effective Time to the last U.S. business day in January 1996; the second shall run from the first U.S. business day in February 1996 to the last U.S. business day in July 1996; and the last shall run from the first U.S. business day in August to the last U.S. business day in January 1997. A Purchase Date shall occur at the end of each Purchase Interval within the Initial Offering Period. However, for each subsequent Offering Period, there shall only be a single Purchase Date coincident with the last U.S. business day of that Offering Period.

      V. ELIGIBILITY

            A. Only individuals who are Eligible Employees on the start date of an Offering Period shall be eligible to participate in the Plan for that Offering Period. For the Initial Offering Period, the following special eligibility provisions shall be in effect:

                  - Each individual who is an Eligible Employee at the Effective Time may enter the Initial Offering Period at that time or on the start date of any subsequent Purchase Interval within that Offering Period, provided he or she remains an Eligible Employee on that date.

                  - Each individual who first becomes an Eligible Employee after the Effective Time may enter the Initial Offering Period on the start date of any subsequent Purchase Interval within that Offering Period, provided he or she is an Eligible Employee on that date.

            B. The date an Eligible Employee enters the Offering Period shall be designated his or her Entry Date.

            C. To participate in the Plan for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

      VI. PAYROLL DEDUCTIONS

            A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Earnings paid to the Participant during each Offering Period, up to a maximum of ten percent (10%). The payroll deduction authorized by the Participant shall be collected in the currency in which paid by the Foreign Subsidiary and converted into U.S. Dollars on the first U.S. business day of the month following the month in which collected (the "Monthly Exchange Date") on the basis of the exchange rate in effect on that Monthly Exchange Date. Any payroll deductions not so converted prior to the next scheduled Purchase Date shall be converted in U.S. Dollars on that date on the basis of the exchange rate in effect on such Purchase Date. Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant's behalf are converted into U.S. Dollars on each Monthly Exchange Date or Purchase Date shall be borne solely by the Participant. The rate of payroll deduction authorized by each Participant shall continue in effect from Offering Period to Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

                  (i) The Participant may, at any time during an Offering Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Offering Period or Purchase Interval.

                  (ii) The Participant may, prior to the start of any new Offering Period or the start of any new Purchase Interval within the Initial Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Offering Period or Purchase Interval following the filing of such form.

            B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant's book account under the Plan, initially in the currency in which paid by the Foreign Subsidiary until converted into U.S. Dollars on the applicable Monthly Exchange Date or Purchase Date. Accordingly, all purchases of Common Stock under the Plan are to be made with the U.S. Dollars into which the payroll deductions for the Offering Period or Purchase Interval have been converted on each applicable Monthly Exchange Date and Purchase Date within that Offering Period or Purchase Interval. No interest shall be paid on the balance from time to time outstanding in the book account maintained for the Participant, and the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation or the Foreign Subsidiary and used for general corporate purposes.

            C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

            D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

      VII. PURCHASE RIGHTS

            A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the OfferinPageg Period and shall provide the Participant with the right to purchase shares of Common Stock upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            B. Exercise of the Purchase Right. The purchase right shall be automatically exercised on each Purchase Date within the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of the Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such Purchase Date. The purchase shall be effected as follows: first, each Participant's payroll deductions for the Offering Period or Purchase Interval ending on that Purchase Date which have not yet been converted into U.S. Dollars shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars at the exchange rate in effect on such Purchase Date, and then the amount of U.S. Dollars calculated for each Participant on the basis of such exchange rate shall be added to the amounts previously converted into U.S. Dollars on the Participant's behalf on the applicable Monthly Exchange Dates within that Offering Period or Purchase Interval, and the total U.S. Dollar amount shall be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date. All shares purchased on Participant's behalf shall be directly deposited into an account maintained for such Participant at a Corporation-designated brokerage firm.

            C. Purchase Price. The U.S. Dollar purchase price per share at which Common Stock shall be purchased on the Participant's behalf on each Purchase Date within the Offering Period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that Offering Period or

(ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant who joins the Initial Offering Period after the start date, the clause (i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of the Initial Offering Period.

            D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be determined as follows: first, the Participant's payroll deductions for the Offering Period or Purchase Interval ending on that Purchase Date which have not yet been converted into U.S. Dollars shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect on such Purchase Date, and then the amount of U.S. Dollars calculated for the Participant on the basis of such exchange rate shall be added to the amounts previously converted into U.S. Dollars on the Participant's behalf on the applicable Monthly Exchange Dates within that Offering Period or Purchase Interval, and the total U.S. Dollar amount so determined shall be divided by the U.S. Dollar purchase price in effect for the Participant for that Purchase Date to determine the number of whole shares of Common Stock purchasable on the Participant's behalf. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on the Purchase Date for that Offering Period.

            E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded in the currency in which paid by the Foreign Subsidiary.

            F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                  (i) A Participant may, at any time prior to the next scheduled Purchase Date, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Offering Period or Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded in the currency in which paid by the Foreign Subsidiary or held for the purchase of shares on the next scheduled Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                  (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that Offering Period.

                  (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Offering Period or Purchase Interval in which the purchase right so terminates shall be immediately refunded in the currency in which paid by the Foreign Subsidiary. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last day of the Offering Period or Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for such Offering Period or Purchase Interval, with the withdrawn funds to be paid in the same currency in which paid by the Foreign Subsidiary, (b) have such funds held for the purchase of shares on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Foreign Subsidiary is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any new Offering Period or Purchase Interval.

            G. Corporate Transaction. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant, as converted into U.S. Dollars on the applicable Monthly Exchange Dates, to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Payroll deductions not yet converted into U.S. Dollars at the time of the Corporate Transaction shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect at the time of the Corporate Transaction, and the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to each purchase. Should the Corporation sell or otherwise dispose of its ownership interest in any Foreign Subsidiary participating in the Plan, whether through merger or sale of all or substantially all of the assets or outstanding capital stock of that Foreign Subsidiary, then a similar exercise of outstanding purchase rights shall be effected immediately prior to the effective date of such disposition, but only to the extent those purchase rights are attributable to the employees of such Foreign Subsidiary.

            The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

            H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, then the SanDisk Board shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded in the currency in which paid by the Foreign Subsidiary.

            I. Assignability. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable.

            J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

      VIII. ACCRUAL LIMITATIONS

            A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Foreign Subsidiary or other Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US $25,000) worth of stock of the Corporation or any Foreign Subsidiary or other Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

            B. For purposes of applying such accrual limitations to the purchase rights granted under this Plan, the following provisions shall be in effect:

                  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in one or more installments on each Purchase Date within the Offering Period for which such right is granted.

                  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand U.S. Dollars (US $25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

            C. If by reason of such accrual limitations, the purchase right of a Participant does not accrue for a particular Offering Period (or a particular Purchase Interval within the Initial Offering Period), then the payroll deductions which the Participant made during that Offering Period (or Purchase Interval) with respect to such unaccrued purchase right shall be promptly refunded in the currency in which paid by the Foreign Subsidiary.

            D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

      IX. EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan was adopted by the SanDisk Board on July 25, 1995 and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the SanDisk Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the Initial Offering Period shall be refunded in the currency in which paid by the Foreign Subsidiaries.

            B. On February 10, 1997, the Board adopted an amendment to the share reserve of this Plan and the U.S. Plan to increase the number of shares of Common Stock authorized for issuance under this Plan and the U.S. Plan by an additional 900,000 shares in the aggregate. This amendment was approved by the stockholders at the 1997 Annual Meeting.

            C. On December 17, 1998, the Board adopted amendments to the Plan to
(i) increase the number of shares of Common Stock authorized for issuance in the aggregate under this Plan and the U.S. Plan by an additional 600,000 shares and
(ii) to implement the automatic share increase provisions of Section III.B. These amendments were approved by the stockholders at the 1999 Annual Meeting.

            D. Unless sooner terminated by the SanDisk Board, the Plan shall terminate upon the earliest of (i) the last U.S. business day in July 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

      X. AMENDMENT OF THE PLAN

            The SanDisk Board may alter, amend, suspend or discontinue the Plan with respect to one or more Participating Companies at any time to become effective immediately following the close of any Offering Period or Purchase Interval. The SanDisk Board may also terminate the Plan in its entirety immediately following the end of any Offering Period. In such event, no further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

      XI. GENERAL PROVISIONS

            A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation or the Foreign Subsidiary.

            B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Foreign Subsidiary or other Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Foreign Subsidiary or other Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                                   Schedule A

                          Corporations Participating in
                   International Employee Stock Purchase Plan
                             As of January 2, 2002


                       SanDisk International Sales, Inc.
                            SanDisk, Limited (Japan)
                             SanDisk Gmbh (Germany)
                              SanDisk Israel Ltd.
                             SanDisk Hong Kong Ltd.
                               SanDisk Sweden AB
                                 SanDisk Taiwan

                                    APPENDIX


      The following definitions shall be in effect under the Plan:

      A. Code shall mean the Internal Revenue Code of 1986, as amended.

      B. Common Stock shall mean the Corporation's common stock.

      C. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

      D. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

      E. Corporation shall mean SanDisk Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SanDisk Corporation which shall by appropriate action adopt the Plan.

      F. Earnings shall mean regular base salary plus such additional items of compensation as the Plan Administrator may deem appropriate.

      G. Effective Time shall mean November 7, 1995, the time at which the Underwriting Agreement was executed and finally priced. Any Corporate Affiliate which becomes a Foreign Subsidiary after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

      H. Eligible Employee shall mean any non-U.S. citizen who is employed by a Foreign Subsidiary on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week outside the U.S. for more than five (5) months per calendar year.

      I. Entry Date shall mean the date an Eligible Employee first commences participation in the Offering Period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

      J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      K. Foreign Subsidiary shall mean any non-U.S. Corporate Affiliate which elects, with the approval of the SanDisk Board, to extend the benefits of this Plan to its Eligible Employees. As of the Effective Date, the Foreign Subsidiaries participating in the Plan are listed on attached Schedule A.

      L. Initial Offering Period shall mean the first Offering Period in effect under the Plan which began at the Effective Time and ended on the last U.S. business day in January 1997.

      M. 1933 Act shall mean the Securities Act of 1933, as amended.

      N. Monthly Exchange Date shall mean the first U.S. business day of each month during an Offering Period or Purchase Interval on which the foreign currency payroll deductions collected on behalf of the Participants for the preceding month are to be converted into U.S. Dollars.

      O. Offering Period shall mean each successive period during which payroll deductions are to be collected on the behalf of Participants and applied to the purchase of Common Stock on one or more Purchase Dates within that period.

      P. Participant shall mean any Eligible Employee of a Foreign Subsidiary who is actively participating in the Plan.

      Q. Plan shall mean the Corporation's International Employee Stock Purchase Plan, as set forth in this document.

      R. Plan Administrator shall mean the committee of two (2) or more members of the senior management of the Foreign Subsidiary appointed by the SanDisk Board to administer the Plan for that Foreign Subsidiary.

      S. Purchase Date shall mean the last U.S. business day of January and July each year on which shares of Common Stock shall be purchased on behalf of each Participant.

      T. Purchase Interval shall mean each of three (3) successive periods within the Initial Offering Period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. The first Purchase Interval shall begin at the Effective Time and end on the last U.S. business day in January 1996; the second Purchase Interval shall begin on the first U.S. business day in February 1996 and end on the last U.S. business day in July 1996; and the final Purchase Interval shall begin on the first U.S. business day in August 1996 and end on the last U.S. business day in January 1997.

      U. SanDisk Board shall mean the Corporation's SanDisk Board of Directors.

      V. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

      W. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters which managed the initial public offering of the Common Stock.

      X. U.S. Plan shall mean the Corporation's Employee Stock Purchase Plan.